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                                                                      EXHIBIT 12

                      GENERAL ELECTRIC CAPITAL CORPORATION
                          AND CONSOLIDATED AFFILIATES
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
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
                                                              THREE MONTHS               YEAR ENDED DECEMBER 31,
                                                                  ENDED         ------------------------------------------
                                                              APRIL 2, 1994       1993       1992       1991       1990
                                                           -------------------  ---------  ---------  ---------  ---------
(DOLLAR AMOUNTS IN MILLIONS)
Net earnings.............................................       $     444       $   1,478  $   1,251  $   1,125  $   1,021
Provision for income taxes...............................             191             664        415        362        350
Minority interest in net earnings of consolidated
  affiliates.............................................              18             114         14         (7)         4
                                                                   ------       ---------  ---------  ---------  ---------
Income before provision for income taxes and minority
  interest...............................................             653           2,256      1,680      1,480      1,375
                                                                   ------       ---------  ---------  ---------  ---------
Fixed charges:
  Interest...............................................             999           3,503      3,713      4,280      4,334
  One-third of rentals...................................              37             138         90         34         33
                                                                   ------       ---------  ---------  ---------  ---------
Total fixed charges......................................           1,036           3,641      3,803      4,314      4,367
                                                                   ------       ---------  ---------  ---------  ---------
Less interest capitalized, net of amortization...........               2               4          6          7         19
                                                                   ------       ---------  ---------  ---------  ---------
Earnings before provision for income taxes and
  minority interest plus fixed charges...................       $   1,687       $   5,893  $   5,477  $   5,787  $   5,723
                                                                   ------       ---------  ---------  ---------  ---------
                                                                   ------       ---------  ---------  ---------  ---------
Ratio of earnings to fixed charges.......................             1.63           1.62       1.44       1.34       1.31
                                                                    ------      ---------  ---------  ---------  ---------
                                                                    ------      ---------  ---------  ---------  ---------

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                                                             1989
                                                           ---------
(DOLLAR AMOUNTS IN MILLIONS)
Net earnings.............................................  $     859
Provision for income taxes...............................        303
Minority interest in net earnings of consolidated
  affiliates.............................................          9
                                                           ---------
Income before provision for income taxes and minority
  interest...............................................      1,171
                                                           ---------
Fixed charges:
  Interest...............................................      3,816
  One-third of rentals...................................         25
                                                           ---------
Total fixed charges......................................      3,841
                                                           ---------
Less interest capitalized, net of amortization...........         11
                                                           ---------
Earnings before provision for income taxes and
  minority interest plus fixed charges...................  $   5,001
                                                           ---------
                                                           ---------
Ratio of earnings to fixed charges.......................       1.30
                                                           ---------
                                                           ---------
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